UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025

FiEE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat A1, 29/F, Block A, TML Tower, 3 Hoi Shing Road, Tsuen Wan, N.T., Hong Kong

(Address of principal executive offices, including zip code)

852-28166813

(Registrant’s telephone number, including area code)

Minim, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MINM	The Nasdaq Capital Market*

*	Currently suspended.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of David Lazar

On February 26, 2025, David Lazar resigned as the Chief Executive Officer and Chief Financial Officer of FiEE, Inc. (formerly Minim, Inc.) (the “Company”), effective immediately. His resignation did not arise from any disagreement on any matter relating to the operations, policies or practices of the Company.

Appointment of Chief Executive Officer

On February 26, 2025, the board of directors (the “Board”) of the Company appointed Li Wai Chung as the Company’s Chief Executive Officer, effective immediately.

Li Wai Chung, age 47, is currently a director of Shenzhen Youxin Consulting Management Co., Ltd, an independent non-executive director of Fulu Holdings Limited, a company listed on the Hong Kong Stock Exchange (stock code: 2101) and an independent non-executive director of Taizhou Water Group Co., Ltd, a company listed on the Hong Kong Stock Exchange (stock code: 1542). Mr. Li previously served as the executive director and Chief Financial Officer of Tyfon Culture Holdings Limited from June 2020 to November 2024. Prior to that, Mr. Li served as a partner of Shanghai Yongxuan Venture Capital Management Co., Ltd from October 2017 to October 2018. From August 2016 to September 2017, he served as the general manager of the investment department of Lens Technology Co. Ltd, a company listed on the Shenzhen Stock Exchange (stock code: 300433. He started his career at Deloitte China where he served as an audit manager from October 2000 to April 2006. Mr. Li received a bachelor’s degree of business administration in accounting and finance from the University of Hong Kong in November 2000 and a master’s degree of business administration from the University of Hong Kong in November 2013.

Mr. Li was not appointed pursuant to any arrangement or understanding between him and any other person. Mr. Li does not have any family relationships with any director or executive officer of the Company. Mr. Li’s wholly-controlled entity, Youxin Consulting Limited, is party to that certain Amended and Restated Securities Purchase dated February 18, 2025 by and among the Company, Cao Yu, Hu Bin and Youxin Consulting Limited, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2025 and is incorporated herein by reference.

Appointment of Chief Financial Officer

On February 26, 2025, the Board appointed Cao Yu as the Company’s Chief Financial Officer, effective immediately.

Cao Yu, age 34, is currently the treasury director of Taifeng Cultural Communication Co., Ltd where she oversees its financial matters. Ms. Cao previously served as a business manager of Yangfeng Art Exchange Co., Ltd from February 2016 to October 2018. From March 2011 to January 2016, she served as the treasury officer of financial department of Suzhou Industrial Park Xinfushida Plastic Profile Products Co., Ltd.

Ms. Cao was not appointed pursuant to any arrangement or understanding between her and any other person. Ms. Cao does not have any family relationships with any director or executive officer of the Company. Ms. Cao is party to that certain Amended and Restated Securities Purchase dated February 18, 2025 by and among the Company, Cao Yu, Hu Bin and Youxin Consulting Limited, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2025 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

On February 27, 2025, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to change the name of the Company from Minim, Inc. to FiEE, Inc., effective as of February 27, 2025. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation, effective February 27, 2025.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIEE, INC.

Date: February 28, 2025	By:	/s/ Li Wai Chung
Li Wai Chung
Chief Executive Officer

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